Exhibit 99.1

LETTER OF TRANSMITTAL

to Tender for Exchange

6.50% Fixed-to-Floating Rate Subordinated Notes due 2035

of

FINANCIAL INSTITUTIONS, INC.

Pursuant to the Prospectus Dated [effective date], 2026

THE EXCHANGE OFFER DESCRIBED HEREIN WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON [EXPIRATION DATE], 2026, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

Deliver to:

By Hand, Overnight Delivery or Mail

(Registered or Certified Mail Recommended):

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890-1626

Attn.: Workflow Management – 5th Floor

For any questions regarding this letter of transmittal or for any additional information, you may contact the Exchange Agent by emailing DL-DTC-Transfer_Agent_Team@mtb.com, or calling (302) 636-6470.

The undersigned hereby acknowledges receipt of the prospectus, dated [effective date], 2026 (as it may be amended or supplemented from time to time, the “Prospectus”), of Financial Institutions, Inc., a New York corporation (the “Company”), which, together with this letter of transmittal, constitute the Company’s offer to exchange (the “Exchange Offer”) up to $80,000,000 aggregate principal amount of its new 6.50% Fixed-to-Floating Rate Subordinated Notes due 2035 (CUSIP No.: 317585 AG2) (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 6.50% Fixed-to-Floating Rate Subordinated Notes due 2035 (CUSIP Nos.: 317585 AE7 and 317585 AF4) (the “Old Notes”). Old Notes may be tendered only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

PLEASE READ THE INSTRUCTIONS SET FORTH BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

This letter of transmittal must be completed by all registered holders of Old Notes held in physical (certificated) form wishing to participate in the Exchange Offer. Tender of any Old Notes held in book-entry form will be made by transfer to the exchange agent’s account at the Depository Trust Company (“DTC”), by executing the tender through the DTC “Automated Tender Offer Program” (“ATOP”). DTC participants that are tendering Old Notes pursuant to the Exchange Offer must transmit their acceptance through ATOP to DTC, which will edit and verify the acceptance and send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. Accordingly, this letter of transmittal need not be completed by holders tendering through ATOP. However, each holder will be bound by the terms of this letter of transmittal and the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal, and will be deemed to have made the acknowledgements and the representations and warranties contained in this letter of transmittal. Delivery by a holder of documents to DTC or the Company does not constitute valid delivery to the exchange agent.

There is no procedure for guaranteed late delivery of the Old Notes in connection with the Exchange Offer.

The Exchange Offer is not being directed to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of certificated Old Notes described in Box I (Description of Old Notes) of this letter of transmittal or credited by the undersigned to the exchange agent’s account at DTC using ATOP, as applicable. The undersigned is the registered holder of all the Old Notes tendered herewith. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as its true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as the agent of the Company and the institution serving in that capacity acts as the trustee under the indenture relating to the Old Notes) with respect to such Old Notes tendered herewith, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the withdrawal rights described in the Prospectus, to (1) deliver certificates representing such Old Notes tendered herewith, or transfer ownership of such Old Notes, on the account books maintained by DTC, and to deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by the exchange agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of such Old Notes for exchange pursuant to the Exchange Offer, (2) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes tendered herewith, all in accordance with the terms and conditions of the Exchange Offer, and (3) present such Old Notes tendered herewith for transfer, and transfer such Old Notes, on the relevant security register or account books.

The undersigned hereby represents and warrants that the undersigned (1) owns the Old Notes tendered and is entitled to tender such Old Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such Old Notes tendered herewith, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the Old Notes tendered herewith, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of Old Notes tendered herewith or to transfer ownership of such notes on the relevant security register or account books maintained by DTC. The undersigned expressly agrees to all the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal.

Tenders of the Old Notes pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” and in the instructions to this letter of transmittal will, upon the Company’s acceptance of the Old Notes tendered herewith for exchange, constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when and if the Company has given written notice to the exchange agent of its acceptance of such Old Notes.

The Exchange Offer is subject to the conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived, in whole or in part, by the Company in its absolute discretion) as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered herewith and, in such event, the Old Notes not exchanged will be returned to the undersigned after the expiration or termination of the Exchange Offer.

The undersigned hereby represents and warrants that:

(1)	the undersigned (or any beneficial owner of the Old Notes) is acquiring the New Notes in the ordinary course of business of the undersigned (or such other beneficial owner);

(2)

neither the undersigned nor any beneficial owner is engaged in, intends to engage in or has any arrangement or understanding with any person to engage or participate in, a distribution of the New Notes within the meaning of federal securities laws, rules and regulations;

(3)	neither the undersigned nor any beneficial owner has any arrangement or understanding with any person or entity to participate in a distribution of the New Notes;

(4)

neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined in Rule 405 promulgated under the Securities Act, of the Company. Upon request by the Company, the undersigned or such beneficial owner will deliver to the Company a legal opinion confirming it is not such an affiliate;

(5)

the undersigned and each beneficial owner acknowledges and agrees that any person that is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing any New Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of any New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the U.S. Securities and Exchange Commission (the “SEC”) set forth in certain “no-action” letters pursuant to which the Exchange Offer is being conducted;

(6)

neither the undersigned nor any beneficial owner is a broker-dealer holding Old Notes for its own account that were not acquired as a result of market-making or other trading activities (a “participating broker-dealer”);

(7)

a secondary resale transaction described in clause (5) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act or the SEC; and

(8)	the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

If the undersigned is not a broker-dealer, the undersigned additionally represents that it is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in, a distribution of New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it additionally represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes pursuant to the Exchange Offer and satisfy any applicable prospectus delivery requirements; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a participating broker-dealer, it may not exchange Old Notes pursuant to the Exchange Offer.

The undersigned acknowledges that the Exchange Offer is being conducted in reliance on interpretations of the Securities Act by the staff of the SEC, as set forth in “no-action” letters issued to third parties, that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with the Company or any other person to participate in the distribution (within the meaning of the Securities Act) of such New Notes.

Any holder who is an affiliate of the Company, who does not acquire the New Notes in the ordinary course of business, who participates in or intends to participate in the Exchange Offer for the purpose of, or with a view to, distributing the New Notes or is a broker-dealer registered under the Exchange Act who purchased the Old Notes directly from the Company (1) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned “no-action” letters, (2) will not be able to tender its Old Notes in the Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes, and be identified as an underwriter in the Prospectus. The undersigned acknowledges that the Company has not sought or received its own “no-action” letter from the staff of the SEC with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned further acknowledges that the Company may rely upon each of the representations and covenants in this letter of transmittal for purposes of the Exchange Offer.

All authority conferred or agreed to be conferred in this letter of transmittal shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Old Notes may be withdrawn at any time before 5:00 p.m., Eastern Time on [expiration date], 2026, or such later date or time to which the Company may extend the Exchange Offer.

New Notes and Old Notes not tendered or accepted for exchange will be issued in the name of the undersigned. Similarly, New Notes and Old Notes not tendered or accepted for exchange will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, after the expiration or termination of the Exchange Offer.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes are registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) bear a different CUSIP number from the Old Notes; (3) are generally not subject to transfer restrictions; (4) are not entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes or otherwise; and (5) because holders of the New Notes are not entitled to registration rights, holders of the New Notes do not have the right to additional interest under the circumstances described in that registration rights agreements relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issuance. Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus and in the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

By crediting the Old Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, any DTC participant confirms and agrees to be bound by, on behalf of itself and the beneficial owners of such Old Notes, all provisions of this letter of transmittal (including all acknowledgements, representations and warranties contained herein) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the exchange agent.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY

BEFORE COMPLETING ANY BOX BELOW.

BOX I *

DESCRIPTION OF OLD NOTES

List below any Old Notes represented by physical certificates to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)	Aggregate Principal Amount Represented by Certificate(s)	Aggregate Principal Amount Tendered**

Total:

BOX II *

SIGNATURE

For any certificated Old Notes being tendered, this letter of transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act. See Instructions 1 and 4.

Signatures by Tendering Holders	Date

Name(s)

(Please Type or Print)

Capacity(ies)

Address(es)

(Including Zip Code)

Telephone Number(s)

*	Need not be completed by book-entry holders.

**

Tenders of the Old Note(s) must be in a minimum principal amount of $100,000 or an integral multiple of $1,000 in excess thereof. Unless otherwise indicated in this column, a holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 3.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. BOOK-ENTRY CONFIRMATIONS; DELIVERY OF LETTER OF TRANSMITTAL AND TENDERED NOTES. For a holder to properly tender Old Notes in book-entry form pursuant to the Exchange Offer and to obtain New Notes, (1) the exchange agent must receive a properly transmitted “agent’s message” (as defined in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes”) through ATOP before 5:00 p.m., Eastern Time on the Expiration Date and (2) the exchange agent must receive a timely confirmation of a book-entry tender of such Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer through DTC described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes” before 5:00 p.m., Eastern Time on the Expiration Date.

For a holder to properly tender Old Notes held in physical (certificated) form pursuant to the Exchange Offer and to obtain New Notes, the exchange agent must receive a properly completed and signed copy of this letter of transmittal before 5:00 p.m., Eastern Time, on the Expiration Date, together with the original certificate(s) representing Old Notes being tendered and any required signature guarantees and any other documents required by this letter of transmittal or the exchange agent or Company, at the exchange agent’s address set forth on the front cover of this letter of transmittal.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED TO BE MADE ONLY IF AND WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, HOLDERS SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE AND PROPER INSURANCE SHOULD BE OBTAINED. HOLDERS MAY REQUEST THAT THEIR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE EFFECT THESE TRANSACTIONS ON THEIR BEHALF. HOLDERS SHOULD NOT SEND ANY DOCUMENTS TO THE COMPANY.

Upon expiration or termination of the Exchange Offer, the exchange agent will exchange all Old Notes validly tendered and accepted and not validly withdrawn for an equal principal amount of New Notes.

2. WITHDRAWAL OF TENDERS. Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., Eastern Time, on the Expiration Date. For a withdrawal of tendered Old Notes held in book-entry form to be effective, the exchange agent must receive, before 5:00 p.m., Eastern Time on the Expiration Date, a computer-generated notice of withdrawal, transmitted on behalf of the holder in accordance with the appropriate procedures of DTC’s ATOP system. Any such notice of withdrawal must (1) specify the name of the tendering holder of Old Notes to be withdrawn, (2) specify the principal amount of the Old Notes delivered for exchange, (3) specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, (4) include a statement that such holder is withdrawing its election to have the Old Notes exchanged, and (5) otherwise comply with the procedures of DTC.

For a withdrawal of tendered Old Notes represented by physical certificates to be effective, the exchange agent must receive a written notice of withdrawal before 5:00 p.m., Eastern Time, on the expiration date of the exchange offer. Any such notice of withdrawal must: (1) specify the name of the tendering holder of Old Notes to be withdrawn, (2) specify the principal amount of the Old Notes delivered for exchange, (3) include a statement that such holder is withdrawing its election to have the Old Notes exchanged, and (4) be delivered to the exchange agent at its address or email address set forth on the front cover of this letter of transmittal.

Any Old Notes validly withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued in exchange for such Old Notes. Any Old Notes that have been tendered but that are not accepted for exchange or that are withdrawn will be returned to the holder, without expense to such holder, after withdrawal, rejection of tender or termination of the Exchange Offer. Validly withdrawn Old Notes may be re-tendered by following the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” at any time before the Expiration Date.

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

Although the Company intends to request that the exchange agent notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, none of the Company, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification.

3. PARTIAL TENDERS. Tenders of Old Notes pursuant to the Exchange Offer will be accepted only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The “agent’s message” described above must include the principal amount of Old Notes held by the holder to be tendered. If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of Old Notes held by the tendering beneficial owner is not tendered for exchange, then untendered Old Notes will be issued in accordance with ATOP procedures for Old Notes issued in global form and will be issued in definitive form for Old Notes issued in definitive form, following the Expiration Date.

4. SIGNATURES ON THIS LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS. If this letter of transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this letter of transmittal.

5. TAXPAYER IDENTIFICATION NUMBER AND IRS FORM W-9. Each tendering holder should provide the exchange agent with its correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number. If the exchange agent is not provided with the correct taxpayer identification number or an adequate basis for an exemption, the holder may be subject to backup withholding in an amount currently equal to up to 24% of any reportable payments made with respect to the Old Notes and a $50 penalty imposed by the Internal Revenue Service. If withholding results in an over-payment of taxes, a refund may be obtained.

To prevent backup withholding on any reportable payments, each holder tendering Old Notes must provide such holder’s correct taxpayer identification number by completing the included IRS Form W-9, certifying (under penalties of perjury) that such holder is a U.S. person (including a resident alien), that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number), and that (1) such holder is exempt from backup withholding, (2) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. See the instructions to the included IRS Form W-9.

Certain holders (including, among others, certain non-U.S. individuals) tendering Old Notes are exempt from these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide its correct taxpayer identification number and check the “Exempt payee” box on the IRS Form W-9. For a non-U.S. person to qualify as exempt, such person must submit an appropriate IRS Form W-8 (for example, an IRS Form W-8BEN). An IRS Form W-8 may be obtained from the Internal Revenue Service website at www.irs.gov or from the exchange agent.

The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding. Holders are urged to consult with their own tax advisors to determine if they are exempt from backup withholding.

6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes under the Exchange Offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if: (1) New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged; (2) tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or (3) a transfer tax is imposed for any reason other than the exchange of Old Notes under the Exchange Offer. If satisfactory evidence of payment of transfer taxes is not submitted with this letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

7. IRREGULARITIES. No alternative, conditional, irregular or contingent tenders will be accepted. All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of any tenders of Old Notes pursuant to the procedures described in the Prospectus and the form and validity of all documents will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by the Company would, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion subject to applicable law, to waive or amend any of the conditions of the Exchange Offer, in whole or in part at any time and from time to time or to waive any defects, irregularities or conditions of tender as to any particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this letter of transmittal) shall be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period the Company shall reasonably determine. The Company is not required to waive defects and is not required to notify any holder of defects in its tender. Although the Company intends to request that the exchange agent notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither the Company, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender. Tenders of Old Notes shall not be considered to have been made until such defects and irregularities have been cured or waived. If the Company waives any terms or conditions with respect to a holder, it will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, following the Expiration Date.

8. MUTILATED, LOST, STOLEN OR DESTROYED OLD NOTES. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Company and the trustee under the indenture relating to the Old Notes in accordance with Section 209 of the indenture relating to the Old Notes for further instructions.

9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the Prospectus and this letter of transmittal may be directed to the exchange agent at the address, telephone number and email address set forth on the front cover of this letter of transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. If you are a broker-dealer and wish to receive additional copies of the Prospectus and any amendments or supplements thereto, please contact the exchange agent at the address, telephone number and email address set forth on the front cover of this letter of transmittal.

IMPORTANT: BY USING DTC’S ATOP PROCEDURES TO TENDER AND EXCHANGE OLD NOTES HELD IN BOOK-ENTRY FORM, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.